UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2018

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

On October 11, 2018, the Petro River Oil Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1 - Election of Directors

	For		Withheld		Broker Non-Vote
	Votes	% Voted	Votes	% Voted	Votes	% Voted
Scot Cohen	4,980,973	99.61%	19,411	0.39%	7,872,637	–
Glenn C. Pollack	4,945,617	98.90%	54,767	1.10%	7,872,637	–
John Wallace	4,945,519	98.90%	54,865	1.10%	7,872,637	–
Fred Zeidman	4,928,516	98.56%	71,868	1.44%	7,872,637	–

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above were elected to serve on the Board of Directors until the 2019 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2 - Non-Binding Advisory Vote on Executive Compensation

	For	Against	Abstain
Votes	4,945,312	21,113	33,959
% Voted	98.90%	0.42%	0.68%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers.

Proposal No. 3 - Ratification of Appointment of Auditors

	For	Against	Abstain
Votes	12,685,545	25,706	161,770
% Voted	98.54%	0.20%	1.26%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of GHB CPAs, PC as the Company’s independent auditors for the fiscal year ending April 30, 2018.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: October 17, 2018	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman